UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                                  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

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On November 8, 2010, Barnes & Noble, Inc. sent the following letter to shareholders:

November 8, 2010

Dear Shareholder:

Barnes & Noble’s Special Meeting will be held in less than two weeks, and your continued support for the Company’s Shareholder Rights Plan is extremely important. The Rights Plan protects your investment by preventing one or more individuals from gaining control of your company without offering you full value for your shares.

LEADING PROXY ADVISORY FIRMS ALL RECOMMEND RATIFICATION OF RIGHTS PLAN

All three of the nation’s leading proxy advisory firms – ISS, Glass Lewis and Proxy Governance – have recommended that Barnes & Noble shareholders vote FOR ratification of the Rights Plan. These firms considered the Board’s reasons for adopting the Rights Plan, the protections offered by the Rights Plan, and the potential threat the Company could face without it, and concluded that the Rights Plan is a benefit that will serve the best interests of shareholders.

In making its recommendations in support of the Company’s Rights Plan, ISS concluded the following:

•

“The pill has a reasonable threshold and term, does not limit the ability of a future board to redeem the pill, and was implemented in response to a specific threat.” (ISS Report, November 4, 2010, p. 5)

Glass Lewis also supported the Board’s adoption of the Rights Plan, stating:

•

“The board appears to have acted with good faith with the adoption of a Rights Agreement and to have demonstrated a proper process in reaching its decision.” (Glass Lewis Report, November 1, 2010, p. 7)

In its report, Proxy Governance said:

•

“…we believe it is in shareholders’ interest to maintain the pill at this time given the ongoing strategic review process; the pill supports a well-structured sale process, safeguarding shareholders from opportunistic offers.” (Proxy Governance Report, November 5, 2010, page 5)

PROTECT YOUR INVESTMENT BY VOTING “FOR” RATIFICATION OF THE RIGHTS PLAN ON THE WHITE PROXY CARD TODAY

Your vote is important – no matter how many shares you own. The Board recommends that you use the enclosed WHITE proxy card to vote FOR ratification of the Rights Plan—by telephone or Internet, or by signing, dating and returning the WHITE proxy card today in the postage-paid envelope provided.

A Special Committee of your Board of Directors is currently conducting a review of strategic alternatives, and that makes your support for the Rights Plan more important than ever. As part of this review, the Special Committee is looking at ways to enhance shareholder value, including soliciting offers for a potential sale of the Company. The Rights Plan protects the strategic review process by encouraging potential acquirors to work within the Special Committee’s process and negotiate a transaction that is in the best interests of the Company and all of its shareholders.

We appreciate your continued support,

THE BOARD OF DIRECTORS OF BARNES & NOBLE

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 456-3422

Banks and Brokers Call Collect: (212) 750-5833

www.bn2010specialmeeting.com

Important Information

On October 28, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the special meeting of shareholders scheduled to be held on November 17, 2010 and has mailed the definitive proxy statement to its shareholders, which definitive proxy statement was amended on November 2, 2010. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement, the amendment thereto and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.

Permission to use quotes neither sought nor obtained.